As filed with the Securities and Exchange Commission on October 14, 2004
Registration Statement No. 333-75168

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3177038
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
617-679-7000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Mark J. Levin
Chairperson, President and Chief Executive Officer
Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, Massachusetts 02139
617-679-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Redlick, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 617-526-6000	Marsha H. Fanucci Senior Vice President and Chief Financial Officer Millennium Pharmaceuticals, Inc. 40 Landsdowne Street Cambridge, Massachusetts 02139 617-679-7000

        Approximate date of commencement of proposed sale to public: Not applicable

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|________

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  |_|

Explanatory Note

        Pursuant to a Registration Statement (the “Registration Statement”) on Form S-3 (File no. 333-75168), Millennium Pharmaceuticals, Inc. (“Millennium”) registered for resale under the Securities Act of 1933, as amended, 1,071,705 shares of its common stock, par value $.001 per share (the “Shares”), which had been issued to purchasers who received stock under a private placement conducted from October 31, 2001 until December 10, 2001 in exchange for extinguishing certain contingent payment obligations that arose out of the acquisition (by merger) of ProScript, Inc. by LeukoSite, Inc. in August 1999. Millennium assumed these obligations when it acquired (by merger) LeukoSite in December 1999. Millennium’s obligation to maintain the effectiveness of the Registration Statement under the private placement memorandum dated October 31, 2001 has been satisfied. Accordingly, pursuant to Millennium’s undertaking contained in the Registration Statement, Millennium is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the Shares that remain unsold under the Registration Statement as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on October 14, 2004.

MILLENNIUM PHARMACEUTICALS, INC.
By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer